Exhibit 99.11

FIRST AMENDMENT

TO

STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made effective as of January 1, 2018, by and between SPAR Marketing Force, Inc., a Nevada corporation (“Buyer”), and Joseph L. Paulk, a Florida resident (“Seller”).

WHEREAS, Buyer and Seller are parties to that certain Stock Purchase Agreement, dated as of October 13, 2017 (the “Purchase Agreement”); and

WHEREAS, in accordance with Section 10.7 of the Purchase Agreement, the parties hereto and thereto desire to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the premises and mutual promises herein contained, agree as follows:

1.     Blue Dot References. Any and all references to “BlueDot Resource, LLC” are hereby replaced with “BDA Resource, LLC”, and any and all references to “BlueDot” are hereby replaced with “BDA”.

2.     Employment Contract References. Any and all references to the “Employment Contract”, including its definition, are hereby removed.

3.     Amendment to the Recitals of the Purchase Agreement. The Recitals of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the “Shares”) of capital stock owned or controlled by Seller of Resource Plus of North Florida, Inc., a Florida corporation (“Resource Plus”), Mobex of North Florida, Inc. a Florida corporation (“Mobex”), and Leasex, LLC, a Florida limited liability company (“Leasex” and, collectively with Resource Plus, Mobex and BDA, the “Acquired Companies”), for the consideration and on the terms set forth in this Agreement.”

4.     Amendment to Section 1 of the Purchase Agreement. Section 1 of the Purchase Agreement is hereby amended to add the following definition:

““BDA” – BDA Resource, LLC, a Florida limited liability company.”

5.     Amendment to Section 2.7(a) of the Purchase Agreement. The first sentence of Section 2.7(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Buyer will deliver to Seller within 60 days after the Closing the GAAP Audited Balance Sheet of Resource Plus as of December 31, 2017 (the “ABS”).”

6.     Amendment to Section 2.10 of the Purchase Agreement. Section 2.10 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“The “Closing” shall take place electronically by the mutual exchange and delivery to the counterparty of facsimile or portable document format (.PDF) signatures, commencing at 10:00 a.m. eastern standard time on January 1, 2018 (the “Closing Date”). Subject to the provisions of Section 7.1, failure to consummate the transactions contemplated in this Agreement on the date and time and at the place determined pursuant to this Section 2.10 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.”

7.     Amendment to Exhibit B of the Purchase Agreement. Exhibit B of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Reserved.”

8.     Miscellaneous.

(a)     Effect of Amendment. The execution, delivery and effectiveness of this Amendment shall not constitute a waiver or amendment of any provision of the Purchase Agreement, except as specifically set forth herein. Except as expressly provided in this Amendment, all other provisions of the Purchase Agreement shall remain in full force and effect. All references to the Purchase Agreement in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the Purchase Agreement as amended hereby.

(b)     Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding section or sections of this Amendment or the Purchase Agreement. All words used in this Amendment or the Purchase Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(c)     Successors and Assigns. Seller may not assign any of its rights under this Amendment or the Purchase Agreement without the prior consent of Buyer, which may be withheld at its sole discretion. Subject to the preceding sentence, this Amendment and the Purchase Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Amendment or the Purchase Agreement will be construed to give any Person other than the parties to this Amendment or the Purchase Agreement any legal or equitable right, remedy, or claim under or with respect to this Amendment or the Purchase Agreement or any provision of this Amendment or the Purchase Agreement. This Amendment and the Purchase Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Amendment and the Purchase Agreement and their successors and assigns.

(d)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment is effective as of the date set forth above.

BUYER:

SPAR MARKETING FORCE, INC.

By:
Name:	Christiaan M. Olivier
Title:	Chief Executive Officer

SELLER:

Joseph L. Paulk

[Signature Page to First Amendment to Stock Purchase Agreement]